                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          ___________________________

                                   FORM 8-K

                          ___________________________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               OCTOBER 31, 1997
                               (Date of Report)
                       (Date of earliest event reported)



                           CAREY INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


     DELAWARE                    000-22551                52-1171965
(State of incorporation          (Commission            (IRS Employer
   or organization)              File Number)          Identification No.)

                          4530 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C.  20016
                                (202) 895-1200

   (Address of principal executive offices, including zip code and telephone number)


                                      N/A
      -------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

     On October 31, 1997, Carey International, Inc. (the "Company"), acquired Indy Connection Limousines, Inc., an Indiana corporation ("INDY Limousine"), and its wholly-owned subsidiary, Transit Tours Inc., pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of October 10, 1997, among the Company, Carey Limousine Indiana, Inc., a Delaware corporation ("Carey Indiana"), INDY Limousine, Transit Tours, Inc., KD & Associates Professional Corporation, Craig Del Fabro and Kim Del Fabro. Pursuant to the Merger Agreement, INDY Limousine merged with and into Carey Indiana, a wholly-owned subsidiary of the Company (the "Merger"). The purchase price for INDY Limousine consisted of an aggregate of 721,783 shares of the Company's Common Stock which were issued to the former stockholders of INDY Limousine under the Company's Registration Statement on Form S-4. The Merger will be accounted for as a pooling of interests. The purchase price was determined after negotiations between the parties and based upon the closing price of the Company's Common Stock on the Nasdaq National Market on October 10, 1997.

     INDY Limousine is the largest chauffeured vehicle service provider in Indiana and serves numerous major corporations, airlines, hotels, meetings and conventions in greater Indianapolis.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     To be filed by amendment.

     (B)  PRO FORMA FINANCIAL INFORMATION.

     To be filed by amendment.

     (C)  EXHIBITS.

     The following exhibits are filed herewith:

     Exhibit 2.1 Amended and Restated Agreement and Plan of Merger made as of October 10, 1997 by and among Carey International, Inc., Carey Limousine Indiana, Inc., INDY Connection Limousines, Inc., Transit Tours, Inc., KD & Associates Professional Corporation, Craig Del Fabro and Kim Del Fabro

                                      -2-
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CAREY INTERNATIONAL, INC.


                         By:   /s/ David H. Haedicke
                              -------------------------------------------
                              David H. Haedicke, Executive Vice
                              President and Chief Financial Officer


Date:  November 13, 1997